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CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stock Option Plan of Oncolytics Biotech Inc. (the "Company") of our reports to the shareholders of the Company, dated March 13, 2015, on the consolidated statements of financial position of the Company as at December 31, 2014 and 2013, and the consolidated statements of loss and comprehensive loss, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal controls over financial reporting of the Company as of December 31, 2014, which appears in the Annual Report on Form 20-F of the Company for the year ended December 31, 2014, filed with the United Securities and Exchange Commission on March 20, 2015.

Ernst & Young LLP

Chartered Accountants

Calgary, Canada
July 16, 2015